GRAUBARD MILLER
                                600 Third Avenue
                          New York, New York 10016-2097







                                                              March 27, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re:      ParkerVision, Inc.
                           Registration Statement 333-17683

Dear Sirs:

       Enclosed for filing pursuant to Rule 424(b)(3) promulgated under the Securities Act of 1933, as amended, is a supplement dated March 27, 2001, to the Prospectus dated January 2, 1997, which forms a part of Registration Statement on Form S-3, No. 333-17683 ("Registration Statement").

                                                   Sincerely,

                                                   /s/ Andrew D. Hudders

                                                   Andrew D. Hudders

                                                              RULE 424(b)(3)


                               PARKERVISION, INC.


                         SUPPLEMENT DATED MARCH 27, 2001
                                       TO
                        PROSPECTUS DATED JANUARY 2, 1997

                  The following information supplements the information contained in the Prospectus dated January 2, 1997 ("Prospectus"), as supplemented on January 15, 1997, February 12, 1997, February 21, 1997, January 28, 1998, May 13, 1998, March 16, 1999, March 25, 1999, May 17, 1999, December
14, 2000 and March 1, 2001 of ParkerVision, Inc. (the "Company") relating to the sale of an aggregate of 810,000 shares of common stock, $.01 par value ("Common Stock"), by certain persons ("Selling Stockholders").

                  The following updates the table under the section "Selling Stockholders" set forth in the Prospectus found on pages 9 and 10, to account for public sales of certain of the shares of Common Stock registered under the registration statement of which the Prospectus forms a part.


                        Number of
                         Shares
                      Beneficially                   Number of
                          Owned        Number of      Shares       After
                        Prior to       Shares to   Beneficially  Offering %
Name                   Offering(1)     be Sold(1)    Owned       of Class(1)
----                 ------------      ----------  ------------  -----------
Nancy J. Whitten       34,832(2)        30,000          4,832        *
L. Brook Moore          5,700(3)         5,000           700         *

*        Less than 1% of class.

(1)      Assumes all the Warrants included herein are exercised.

(2) Includes 30,000 shares of Common Stock issuable upon exercise of outstanding Warrants. Does not include 9,800 shares of Common Stock owned beneficially by Ms. Whitten's husband, over which shares Ms. Whitten disclaims beneficial ownership.

(3) Includes 5,000 shares of Common Stock issuable upon exercise of outstanding Warrants.